Exhibit (e)(4)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

between

ING INVESTORS TRUST

and

DIRECTED SERVICES LLC

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
ING American Funds World Allocation Portfolio	September 15, 2008	0.10% on all assets
ING BlackRock Inflation Protected Bond Portfolio		0.450% on first $200 million; 0.400% on next $800 million; and 0.300% on assets over $1 billion
ING Focus 5 Portfolio		0.32% on all assets
ING Franklin Income Portfolio		0.65% on the first $500 million; and 0.60% on assets over $500 million
ING Franklin Templeton Founding Strategy Portfolio		0.00%
ING Goldman Sachs Commodity Strategy Portfolio	April 28, 2008	0.70% on the first $1 billion; and 0.65% on assets over $1 billion
ING Marsico International Opportunities Portfolio		0.540% on first $21 billion; and 0.530% on assets over $21 billion

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
ING MFS Utilities Portfolio
0.600% on first $1 billion;
0.550% on next $500 million;
0.500% on next $5 billion;
0.470% on next $5 billion;
0.450% on next $5 billion;
0.440% on next $5 billion; and
0.430% on assets over $21.5 billion

ING Multi-Manager International Small Cap Portfolio	April 28, 2008	1.00% on the first $1 billion; and 0.97% on assets over $1 billion
ING Pioneer Equity Income Portfolio		0.65% on first $500 million; and 0.60% on assets over $500 million
ING Retirement Conservative Portfolio1 ING Retirement Growth Portfolio1 ING Retirement Moderate Growth Portfolio1 ING Retirement Moderate Portfolio1	August 12, 2009	If the Portfolio invests in Underlying Funds within the ING Fund Complex: 0.14% If the Portfolio invests in Underlying Funds outside the ING Fund Complex and/or Direct Investments: 0.24%
ING Van Kampen Global Tactical Asset Allocation Portfolio	September 15, 2008	0.75% on the first $500 million; and 0.725% on assets in excess of $500 million
ING Wells Fargo Small Cap Disciplined Portfolio		0.77% on first $500 million; 0.70% on next $500 million; 0.65% on next $500 million; 0.60% on next $5 billion; and 0.53% on assets over $6.5 billion

1 “Direct Investments” shall mean assets which are not shares of open-end investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”).  “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act.